                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      March 4, 1999
                                                -------------------------------

                      LEVEL ONE COMMUNICATIONS, INCORPORATED
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                 (Exact name of registrant as specified in charter)


          Delaware                      0-22068                33-0128224
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(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)


   9750 Goethe Road, Sacramento, CA                                95827
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (916) 855-5000
                                                    ---------------------------

                                    NOT APPLICABLE
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          (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS

          On March 4, 1999, the Registrant issued the following press release:


                                        For more information, contact:

                                        Business Press
                                        Robert Manetta
                                        (408) 765-7082
                                        robert.i.manetta@intel.com
                                        --------------------------

                                        Financial Analysts
                                        Gordon Casey
                                        (408) 765-1480
                                        gordon.casey@intel.com
                                        ----------------------

                                        Trade Press
                                        Mike Wodopian
                                        (916) 854-1113
                                        mwodopian@level1.com
                                        --------------------

                                        Trade Press
                                        Jessica Daughetee
                                        (503) 264-1216
                                        jessica.daughetee@intel.com
                                        ---------------------------

             INTEL TO ACQUIRE LEVEL ONE FOR APPROXIMATELY $2.2 BILLION
                            IN STOCK-FOR-STOCK MERGER

              Acquisition Aimed At Building Network Systems in Silicon

NOTE: Intel and Level One executives will host a teleconference to discuss the details of this agreement and answer questions at 2:15 p.m. (PST) on Thursday, March 4. Press and analysts interested in hearing about this announcement may call into the teleconference by dialing 800-967-7184 to participate. International callers dial 719-457-2633. The confirmation number is 639282 for all callers. A full recording of the briefing can be accessed through March 11 by calling 888-567-0712 (domestic) or 402-220-4002 (international).

SANTA CLARA, Calif. and SACRAMENTO, Calif. March 4, 1999 -- Intel Corporation and Level One Communications today announced that the boards of directors of both companies have approved a definitive stock-for-stock merger agreement valued at approximately $2.2 billion under which Intel would acquire Level One. The acquisition is aimed at bringing customers advanced networking capabilities by offering increased bandwidth and functionality through silicon integration. The Sacramento-based Level

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One provides silicon connectivity solutions for high-speed telecom and networking applications and is expected to establish Intel as a leading component supplier for the rapidly growing Internet and Intranet equipment market segments.

Under the terms of the agreement, each share of Level One stock would be exchanged for 0.43 shares of Intel stock and the merger would be accounted for using the purchase accounting method. A total of approximately 18.6 million shares of Intel stock would be issued to consummate the tax-free merger (including the presumed conversion of Level One's outstanding convertible subordinated notes into Level One common stock when permissible under their terms). The exchange rate and the total number of shares will be adjusted for Intel's previously announced 2 for 1 stock split. The transaction is subject to regulatory review, Level One stockholder approval and other normal closing conditions. Upon completion of the merger, which is expected by the end of the second quarter of 1999, Level One will become a wholly-owned subsidiary reporting into Intel's Network Communications Group and all Level One employees will continue as employees of this subsidiary.

"Today's announced merger extends our strength in networking and communications," said Craig Barrett, president and CEO of Intel. "It provides us with the silicon building blocks necessary to supply the rapidly growing demands created by the Internet and e-commerce."

"This merger benefits Level One employees and customers by delivering on our vision of highly integrated communications systems on silicon," said Robert Pepper, Level One's president and CEO who will join Intel as vice president of the company's Network Communications Group and general manager of the Level One Components Division.

"We've been fortunate to have worked with Level One on several programs over the past year, and discovered our common vision and corporate cultural values to be a great match," said Mark Christensen vice president and general manager of Intel's Network Communications Group. The companies do not anticipate any immediate changes to either of their product lines and Level One intends to continue to use its existing manufacturing relationships and provide its products to customers under existing agreements.

Level One Communications [Nasdaq: LEVL], a leader in communications IC technology, provides silicon connectivity solutions for high-speed telecom and networking applications. These components are critical connecting links in today's telecommunication and data communication (LAN/WAN) networks and are the key building blocks for the Intranets and Internets of the future. Level One combines its strengths in analog and digital circuit design with its communications systems expertise to produce mixed-signal solutions with increased functionality and greater reliability, resulting in lower total system cost. Level One Communications, Inc. is ISO 9001 registered, illustrating the company's commitment to world-class standards and providing high quality products.

Company headquarters are located at 9750 Goethe Road, Sacramento, CA 95827. For information on the company and its products, visit its site on the World Wide Web at http://www.level1.com

Intel, the world's largest chip maker, is also a leading manufacturer of computer, networking and communications products. Additional information about Intel is available at www.intel.com/pressroom.

*Third party marks and brands are property of their respective holders.

-Copyright- 1998 Level One Communications, Inc., Level One, the Level One logo are registered trademarks of Level One Communications. Any other product names mentioned herein are the property of their respective owners.

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Intel and Level One. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Level One's business will not be successfully integrated with Intel's business; costs associated with the merger; the inability to obtain the approval of Level One's stockholders; matters arising in connection with the parties' efforts to comply with applicable regulatory and tax requirements relating to the transaction; and increased competition and technological changes in the industries in which Intel and Level One compete. For a detailed discussion of these and other cautionary statements, please refer to Intel's and Level One's filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 27, 1997 for Intel, and December 28 for Level One and their respective Quarterly Reports on Form 10-Q for the quarter ended September 25, 1998 for Intel and the quarter ended September 27 for Level One.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 1999                     LEVEL ONE COMMUNICATIONS,
                                        INCORPORATED

                                        /s/ John Kehoe
                                        ---------------------------
                                        John Kehoe
                                        Senior Vice President and
                                        Chief Financial Officer